Exhibit (c)(4)

Private & Confidential
Presentation to the Special Committee of the Board of Directors Regarding Project Balboa
February 17, 2005
Merrill Lynch Global Markets & Investment Banking Group

Presentation To The Special Committee of the Board of
Directors
Regarding Project Balboa Table of Contents 1. Overview of Proposed Transaction 1
2. Valuation Analysis 4

Overview of Proposed Transaction

Overview of Proposed Transaction Transaction Summary and Merrill Lynch’s Role
On February 17, 2005, KKR and Balboa proposed to enter into a revised Combination Agreement whereby KKR would purchase all of the shares of Balboa for C$42.25 per share
Represents an improvement over the C$40.20 per share agreed to on December 22, 2004
We understand that KKR has arranged committed financing through a major Canadian bank for its revised offer
Merrill Lynch has been retained by the Special Committee of the Board of Directors of Balboa to provide financial advisory services in relation to the proposed Transaction
We have been asked to provide a fairness opinion (the “Opinion”)as to whether the increased consideration of
C$42.25 per share is fair from a financial point of view to Balboa shareholders, excluding members of senior management
The Opinion will be included in a revised Management Proxy Circular which will be mailed to all Balboa shareholders following the announcement of the revised terms of the Transaction

Overview of Proposed Transaction

Transaction Valuation Summary ($mm, except per share amounts)

	Offer Value	
	C$	US$
Offer Price (1)	$42.25	$34.35
Equity Value (2)	$2,374	$1,930
Enterprise Value (1)(3)	$3,250	$2,642
Implied % Premium/(Discount) to Pre-Announcement Market Price as of December 21, 2004 (4)		
Pre-Announcement Market Price	21.6%	21.7%
20 Trading-Day Volume Weighted Average Price Pre-Announcement	24.5%	22.8%
60 Trading-Day Volume Weighted Average Price Pre-Announcement	27.4%	28.8%
1-Year Volume Weighted Average Price Pre-Announcement	23.8%	31.6%

Valuation Multiples	**Management Projections** (5)	**Consensus Estimates** (6)
EV/FY04A EBITDA	9.1x	9.1x
EV/FY05E EBITDA	7.9x	8.1x
Price/FY04A Earnings (7)	14.8x	14.8x
Price/FY05E Earnings	12.7x	12.5x

(1) Converted at an exchange rate of 1.230 C$/US$ on February 17, 2005.
(2) Based on 56.2 million fully-diluted shares outstanding under treasury stock method at the offer price of C$42.25 (US$34.35).
(3) Based on net debt of C$767.3 million (US$623.8 million) and minority interest of C$108.7 million (US$88.4 million). Net debt includes C$89.8 million (US$73.0 million) of off-balance sheet securitized receivables.
(4) Pre-announcement market price of C$34.75 (US$28.23) as of December 21, 2004.
(5) Projections based on Company management estimates and approved by the Board of Directors on December 9, 2004. EPS estimates adjusted using treasury stock method at current share price.
(6) First Call consensus estimates as of February 17, 2005.
(7) Adjusted to add back costs related to the proposed transaction included in Other Expense.

2

Overview of Proposed Transaction Summary of Key Transaction Terms (1)
Transaction Description: Acquisition of 100% of the shares of Balboa by an acquisition company controlled by
KKR Offer Price: C$42.25 per share in cash Transaction Structure: Acquisition via plan of arrangement under Ontario law
Key Conditions: Approval from the Special Committee and the Board of Directors pursuant to the
Combination Agreement
Minimum 2/3 approval of shares voted at a Balboa shareholder meeting Receipt of Regulatory approvals, including approval by Investment Canada No material adverse change in Balboa prior to closing
Break Fee: C$27.4 million to be paid in certain circumstances including Company entering into agreement with respect to a Superior Proposal
Other Proposed Deal Terms: Non solicitation by Balboa with fiduciary out to pursue superior proposal
Right to match competing transaction
US$20.0 million hedging cost reimbursement to be paid to KKR if the requisite number of Balboa shareholders do not approve the transaction
___
(1) All terms are based on the draft Amended and Restated Combination Agreement dated February 17, 2005.
3

Valuation Analysis

Valuation Analysis Management Case — Summary Financials
Historical and Projected Financials (US$ in Millions, Except per Share Data)
FYE December 31, FYE 2001-2004 Projected FYE December 31, (1) 2004-2009 2001 2002 2003 2004 CAGR 2005 2006 2007 2008 2009 CAGR
Sales $1,421.6 $1,619.5 $1,777.2 $2,202.8 15.7% $2,446.9 $2,546.9 $2,711.6 $2,905.1 $3,122.7 7.2%
% Growth 10.1% 13.9% 9.7% 23.9% 11.1% 4.1% 6.5% 7.1% 7.5% EBITDA 143.5 210.8 231.8 285.5 25.8% 332.4 359.8 396.6 437.3 488.3 11.3%
% Margin 10.1% 13.0% 13.0% 13.0% 13.6% 14.1% 14.6% 15.1% 15.6% % Growth 30.6% 46.9% 9.9% 23.2% 16.4% 8.2% 10.2% 10.3% 11.7% EBIT 108.1 165.9 183.2 224.5 27.6% 262.0 282.3 312.5 345.9 388.9 11.6%
% Margin 7.6% 10.2% 10.3% 10.2% 10.7% 11.1% 11.5% 11.9% 12.5% % Growth 28.2% 53.6% 10.4% 22.5% 16.7% 7.7% 10.7% 10.7% 12.4% EPS (2) $1.12 $1.61 $1.95 $2.37 28.2% $2.70 $2.89 $3.30 $3.74 $4.34 12.8%
% Growth 32.4% 42.8% 21.2% 21.9% 13.9% 6.8% 14.5% 13.2% 16.0% Cash Flow
Capital Expenditures $30.5 $43.5 $49.5 $55.0 $70.0 $80.0 $90.0 $100.0 $110.0
Depreciation and Amortization 35.4 44.9 48.6 $61.0 $70.5 $77.6 $84.2 $91.5 $99.5
(Inc)/Dec in Working Capital (23.1) (6.3) (14.7) ($19.2) ($13.8) $3.5 ($1.2) ($5.6) ($8.0)
Net Debt $672.4 $489.8 $359.7 $499.9 $434.2 $341.4 $263.5 $161.4 $0.1
___
(1) Projections provided by Company management and approved by the Board of Directors on December 9, 2004.
(2) EPS estimates adjusted using treasury stock method at current share price.
4

Valuation Analysis Comparison of Financial Projections vs. Street Estimates
(US$ in Millions, Except per Share Data)
Sales EBITDA EPS 2005E 2006E 2005E 2006E 2005E 2006E
Management Case without Acquisitions (1) Amount $2,397 $2,397 $ 324 $ 334 $2.65 $2.77
% Growth (2) 9.0% 0.0% 12.1% 3.2% 14.0% 4.4% % Margin — — 13.5% 13.9% — — Management Case with Acquisitions (1) Amount $2,447 $2,547 $ 332 $ 360 $2.70 $2.89
% Growth (2) 11.2% 4.1% 15.0% 8.2% 16.3% 6.8% % Margin — — 13.6% 14.1% — — First Call Consensus (3) Amount $2,346 $2,514 $ 326 $ 356 $2.75 $2.97
% Growth (2) 6.6% 7.2% 12.9% 8.9% 18.3% 8.0% % Margin — — 13.9% 14.1% — — ___
(1) Projections provided by Company management and were approved by Board of Directors on December 9, 2004. EPS estimates adjusted using treasury stock method at current price.
(2) 2005 growth rates based on 2004 actual results. (3) First Call estimates as of February 17, 2005.
5

Valuation Analysis Summary Valuation Analysis
In C$ per Share
$60.00
$56.33
$55.00 $50.56 $50.00 $48.01 $46.00 $43.97 Offer $45.00 $41.39 Price $40.59 $42.25 $40.00 $38.49 $38.22 Current Price $38.15 $35.00 $37.21 $37.00 $39.89 $33.24 $33.83 $30.00 $31.89 $31.52 $29.37 $28.72 $25.00 $20.00 Trading Analyst Price Discounted Leveraged Trading Comparables (3) Acquisition Comparables History (1) Target (2) Cash Flow Buyout
Management Management
Case (6) Case (6) Based on Based on Based on Based on Management 12-Month LTM (4) FY2005E LTM (4) FY2005E Case (6)
Discount Rate: Discount Rate:
52-Week EBITDA of: EPS (5) of: EBITDA of: EPS (5) of:
Price Objective 9.0% – 11.0% 9.0% – 11.0%
US$289.0 mm US$2.75 US$289.0 mm US$2.75 IRR 20-25% High / Low
High / Low Multiple: Multiple: Terminal Value: Terminal Value:
Multiple: Multiple: Debt/EBITDA: 7.5x – 8.5x 10.0x – 12.0x 7.0x – 9.0x 11.0x – 13.0x 7.0x – 8.0x 1.5% – 2.5% 6.25x
2009E Perpetuity
Trailing EBITDA Growth Rate
___ All US$ amounts converted at an exchange rate of 1.230 C$/US$ on February 17, 2005. (1) Pre-announcement 52-week intra-day trading range as of December 21, 2004. (2) Based on pre-announcement analyst price targets as of December 21, 2004.
(3) Public trading comparable multiples reflect the historic discount to comparable U.S. companies.
(4) LTM as of December 31, 2004. (5) EPS estimates obtained from First Call as of February 17, 2005.
(6) Based on Company management estimates approved by the Board of Directors on December 9, 2004, adjusted to take into account 2004 actual results. Discounted to
December 31, 2004.
6

Valuation Analysis Comparable Companies — Trading Analysis
US$ in Millions, Except per Share Data
Balboa has historically traded at a significant discount to its U.S. peers due in part to size, liquidity, very limited U.S. research coverage and following, and small size of Canadian building products public universe
Price as of Daily Trading Market Enterprise EV/EBITDA (2) EV/EBIT (2) P/E (2) 5 Yr EPS 2005 P/E/ Net Debt/
U.S. Comparables 2/17/2005 Value — LTM Value Value (1) 2004A 2005E 2004A 2005E 2004A 2005E Growth (2) Growth 2004A EBITDA
6 21 48 64 85 86 95 96 109 110 111 120 American Standard Cos Inc $45.10 $44.3 $10,163 $12,072 10.7x 9.7x 11.9x 10.5x 19.8x 17.0x 14.0% 1.21x 1.7x American Woodmark Corp 41.69 1.3 692 681 7.2 6.1 10.7 8.7 18.2 15.1 16.5% 0.92 (0.1) Black & Decker Corp 82.19 54.7 7,036 7,724 10.1 8.6 12.4 10.4 15.3 13.5 10.0% 1.35 0.9 Elkcorp 39.81 3.8 832 990 10.7 8.3 13.2 10.9 22.0 14.4 16.5% 0.87 1.7 Fortune Brands Inc 83.80 44.9 12,579 14,704 10.5 9.8 13.0 11.7 17.9 16.1 12.0% 1.35 1.3 Jacuzzi Brands Inc 10.19 2.6 792 1,230 8.3 7.4 9.9 9.1 17.6 13.6 NA NA 3.0 Masco Corp 36.91 67.1 16,922 20,207 9.9 9.3 11.3 10.6 16.0 14.4 14.0% 1.03 1.6 Mohawk Industries Inc 89.46 27.3 6,079 6,970 9.2 8.3 11.0 10.1 16.4 14.6 13.0% 1.12 1.2 Sherwin-Williams Co 44.93 27.5 6,648 7,344 9.7 8.7 11.7 10.6 16.6 14.6 10.0% 1.46 0.9 Stanley Works 46.33 24.8 3,989 4,424 8.8 8.3 10.8 10.1 15.7 14.3 13.0% 1.10 0.9 U.S. Mean 9.5x 8.5x 11.6x 10.3x 17.5x 14.8x 13.2% 1.16x 1.3x U.S. Median 9.8 8.5 11.5 10.4 17.1 14.5 13.0% 1.12 1.2 Canadian Comparables Royal Group Tech Ltd $ 8.47 $3.4 $791 $1,285 5.5x 5.7x 10.1x 10.9x 18.0x 25.4x NA NA 2.1x Balboa — As of Feb. 17, 2005 (3) $32.42 $10.0 $1,820 $2,532 8.8x 7.8x 11.2x 10.0x 14.0x 11.8x 15.5% 0.90x 2.2x Balboa — Pre-Announcement (3)(4) $28.23 $5.2 $1,581 $2,299 8.0x 7.1x 10.1x 9.4x 11.5x 10.4x 15.5% 0.74x 2.2x ___
(1) Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest + Securitized Receivables — Cash and Marketable
Securities.
(2) Estimates and EPS growth obtained from First Call as of February 17, 2005 and calendarized where necessary. Street research and I/B/E/S used where First Call estimates are unavailable.
(3) Daily trading value includes TSX and NYSE volume. (4) Pre-announcement of initial agreement between KKR and Balboa as of December 21, 2004

Valuation Analysis

Balboa Historical Trading Multiple Analysis (2000 - 2005YTD) (1)

	Price/1-Yr. Forward Earnings Multiples (2)		
	Balboa	U.S. Comparables (3)	Premium/(Discount)
5 Years Prior	9.7x	14.4x	(32.5%)
4 Years Prior	10.3x	15.2x	(32.1%)
3 Years Prior	11.4x	15.3x	(25.4%)
2 Years Prior	10.8x	14.8x	(27.0%)
1 Year Prior	11.0x	15.8x	(30.2%)
December 21, 2004	11.5x	16.5x	(30.1%)



25.0x
20.0x
15.0x
10.0x
5.0x
Dec. 22, 2004 – Announcement date of initial proposed transaction
15.9x (3)
11.8x
8.8x
1/1/2000
6/5/2000
11/8/2000
4/13/2001
9/16/2001
2/19/2002
7/25/2002
12/28/2002
6/2/2003
11/5/2003
4/9/2004
9/12/2004
2/17/2005
Balboa P/E 1-Yr. Forward
Balboa EV/LTM EBITDA
U.S. Comparables P/E 1-Yr. Forward (3)

Source: Factset and Company disclosure where available.

(1) As of February 17, 2005. Trailing EV/EBITDA multiples constructed based on quarterly reported results. Trailing EBITDA between October 1, 2001 and September 30, 2002 adjusted for acquisition of Masonite Corp.

(2) Data shown pre-announcement of proposed transaction as of December 21, 2004.

(3) U.S. Comparables include American Standard, American Woodmark, Black & Decker, ElkCorp., Fortune Brands, Jacuzzi Brands, Masco Corp., Mohawk Industries, Sherwin-Williams and Stanley Works. Price to 1 year forward earnings composite weighted by market value of equity.

8

Comparables Analysis

Comparable Transactions – Selected Building Products Sector

	Date Announced	Target	Acquiror	Transaction Value (US$ millions)	Transaction Value as a Multiple of LTM EBITDA	Transaction Value as a Multiple of Forward P/E
2004	**Dec-04**	**Associated Materials**	**Investcorp**	**$945.0**	7.6x	NA
	Nov-04	**Goodman Global**	**Apollo Advisors**	**$1,430.0**	8.6x	NA
	Sep-04	Tapco	Headwaters	$715.0	8.7x	NA
	Aug-04	Atlas Copco Tools	Techtronic Industries	$713.0	NA	NA
	Aug-04	Professional Paint	Consorcio Comex	$400.0 (1)	8.3x	NA
	Jul-04	MW Manufacturers	Ply-Gem	$320.0	7.4x	NA
	Jul-04	Pentair Tools	Black & Decker	$775.0	7.5x	NA
	Jul-04	**Nortek (From Kelso)**	**Thomas H Lee Partners**	**$1,750.0**	7.4x	NA
	Mar-04	**MAAX**	**J.W. Childs**	**$424.0**	7.1x	11.8x
	Feb-04	**Hillman Companies**	**Code Hennessy & Simmons**	**$510.0**	8.3x	NA
2003	Dec-03	Gower	Nobia	SEK 890.0	NA	NA
	Dec-03	**Atrium**	**Kenner/UBS Capital/ML PE**	**$700.0**	7.3x	NA
	Dec-03	*Stanley Works (doors)*	*Balboa*	*$160.0*	7.6x	NA
	Dec-03	**Nortek/Ply-Gem**	**Caxton-Iseman**	**$570.0**	7.5x	NA
	Nov-03	Therma-Tru	Fortune Brands	$925.0	8.4x	NA
	Sep-03	**Norcraft**	**Saunders Karp/Trimaran**	**$315.0**	7.8x	NA
	Jul-03	Masco (Baldwin Hardware & Weiser Lock)	Black and Decker	$275.0	NA	NA
2002	**Apr-02**	**Nortek**	**Kelso**	**$1,600.0**	7.5x	9.8x
	Apr-02	Omega Cabinets	Fortune Brands	$538.0	8.6x	NA
	Apr-02	**Associated Materials**	**Harvest Partners**	**$455.0**	7.1x	11.5x
	Mar-02	Vest-Wood	Door Holding A/S (Axcel/Polaris)	€315.0	7.5x	10.1x
2001	Nov-01	Dal-Tile International Inc.	Mohawk Industries	$1,702.0	9.8x	16.3x
	Jul-01	Caradon Mira	Kohler	£301.0	9.9x	NA
	Jun-01	Milgard	Masco	$420.0	8.0x	NA
	Apr-01	**Sanitec**	**BC Partners**	**€1,200.0**	8.4x	14.0x
	Mar-01	United Dominion Industries	SPX Corp	$1,830.0	6.4x	11.2x

	LTM EBITDA	Forward P/E
Mean: All Deals / Sponsor Deals Only	**7.9x / 7.7x**	**12.1x / 11.8x**
Median: All Deals / Sponsor Deals Only	**7.6x / 7.5x**	**11.5x / 11.7x**
High: All Deals / Sponsor Deals Only	**9.9x / 8.6x**	**16.3x / 14.0x**
Low: All Deals / Sponsor Deals Only	**6.4x / 7.1x**	**9.8x / 9.8x**

Bold indicates Sponsor Deals.

(1) Estimate based upon rumored sale price range of $375 to $425 million.

9

Valuation Analysis DCF Analysis — TV Based on EBITDA Multiple Method
(US$in Millions, Except per Share Data where Shown) Financial Projections Historical (1) Projected (2) 2004 2005 2006 2007 2008 2009
Sales $2,199.9 $2,446.9 $2,546.9 $2,711.6 $2,905.1 $3,122.7
EBITDA (3) 283.8 332.4 359.8 396.6 437.3 488.3
Less: Depreciation (63.9) (70.5) (77.6) (84.2) (91.5) (99.5)
EBIT 219.9 261.9 282.2 312.4 345.8 388.8
Less: Taxes (52.9) (75.9) (85.2) (96.6) (109.2) (124.6)
Less: Cash tax on Gain from Debt Repayment 0.0 (5.5) (4) (4.8) (5.0) (0.8) (0.9)
Tax-affected EBIT 167.0 180.5 192.2 210.8 235.8 263.2
Plus: Depreciation 63.9 70.5 77.6 84.2 91.5 99.5
Plus: Future Income Taxes (5) 3.6 15.7 17.6 20.5 23.0 25.8
Less: Capital Expenditures (59.5) (70.0) (80.0) (90.0) (100.0) (110.0)
Less: Changes in Working Capital (50.9) 53.5 (4) 3.8 (1.3) (5.6) (8.0)
Unlevered Free Cash Flow $124.1 $250.2 $211.2 $224.2 $244.7 $270.5
Unlevered Free Cash Flow Growth Rate 101.6% (15.6%) 6.1% 9.1% 10.6% 2005 2006 2007 2008 2009
Debt Issued to Finance Future Acquisitions 100 100 100 100 100
PV of Debt Issued to Finance Future Acquisitions $424.6
Discounted Cash Flow Assumptions — EBITDA Multiple Method
Enterprise Value US$ Value Per Diluted Share (6) C$ Value Per Diluted Share (6)
Multiple of 2009 EBITDA Multiple of 2009 EBITDA Multiple of 2009 EBITDA
Discount Rate 7.0x 7.5x 8.0x (7) 7.0x 7.5x 8.0x 7.0x 7.5x 8.0x 9.0% $3,189.8 $3,351.2 $3,512.7 $35.35 $38.23 $41.10 $43.48 $47.02 $50.56 9.5% 3,126.5 3,284.3 3,442.1 34.22 37.04 39.85 42.10 45.55 49.01 10.0% 3,064.9 3,219.1 3,373.3 33.13 35.87 38.62 40.75 44.12 47.50 10.5% 3,004.8 3,155.6 3,306.4 32.06 34.74 37.43 39.43 42.73 46.04 11.0% 2,946.3 3,093.7 3,241.1 31.01 33.64 36.27 38.15 41.38 44.61
___
(1) 2004 actual results shown.
(2) Projections provided by Company management and approved by the Board of Directors on December 9, 2004, adjusted to take into account 2004 actual results. Present values calculated as of December 31, 2004, assuming mid-year issuance.
(3) 2004 EBITDA adjusted for other expenses, except cost related to proposed transaction.
(4) 2005 cash tax on gain from debt prepayment and 2005 changes in working capital adjusted for 2004 actual results.
(5) Projected future income taxes adjusted for 2004 actual results.
(6) Based on 56.1 million fully-diluted shares outstanding. US$ value per diluted share converted at an exchange rate of 1.230 C$/US$ on February 17, 2005.
(7) Implied multiple of forward earnings = 10.6x @ 7.0x LTM ‘09 EBITDA and 12.9x @ 8.0x LTM ‘09 EBITDA.

Valuation Analysis DCF Analysis — TV Based on Perpetuity Growth Method
(US$in Millions, Except per Share Data where Shown) Financial Projections Historical (1) Projected (2) 2004 2005 2006 2007 2008 2009
Sales $2,199.9 $2,446.9 $2,546.9 $2,711.6 $2,905.1 $3,122.7
EBITDA (3) 283.8 332.4 359.8 396.6 437.3 488.3
Less: Depreciation (63.9) (70.5) (77.6) (84.2) (91.5) (99.5)
EBIT 219.9 261.9 282.2 312.4 345.8 388.8
Less: Taxes (52.9) (75.9) (85.2) (96.6) (109.2) (124.6)
Less: Cash tax on Gain from Debt Repayment 0.0 (5.5) (4) (4.8) (5.0) (0.8) (0.9)
Tax-affected EBIT 167.0 180.5 192.2 210.8 235.8 263.2
Plus: Depreciation 63.9 70.5 77.6 84.2 91.5 99.5
Plus: Future Income Taxes (5) 3.6 15.7 17.6 20.5 23.0 25.8
Less: Capital Expenditures (59.5) (70.0) (80.0) (90.0) (100.0) (110.0)
Less: Changes in Working Capital (50.9) 53.5 (4) 3.8 (1.3) (5.6) (8.0)
Unlevered Free Cash Flow $124.1 $250.2 $211.2 $224.2 $244.7 $270.5
Unlevered Free Cash Flow Growth Rate 101.6% (15.6%) 6.1% 9.1% 10.6% 2005 2006 2007 2008 2009
Debt Issued to Finance Future Acquisitions 100 100 100 100 100
PV of Debt Issued to Finance Future Acquisitions $424.6
Discounted Cash Flow Assumptions — Perpetuity Growth Method
Enterprise Value US$ Value Per Diluted Share (6) C$ Value Per Diluted Share (6)
Perpetuity Growth Rate of Perpetuity Growth Rate of Perpetuity Growth Rate of
Discount Rate 1.5% 2.0%2.5% 1.5% 2.0% 2.5% 1.5% 2.0% 2.5% 9.0% $3,372.6 $3,560.0$3,776.2 $38.61 $41.95 $45.80 $47.49 $51.59 $56.33 9.5% 3,155.9 3,316.93,500.9 34.75 37.62 40.89 42.74 46.27 50.30 10.0% 2,964.9 3,104.43,262.5 31.35 33.83 36.65 38.56 41.61 45.08 10.5% 2,795.3 2,917.03,054.0 28.32 30.49 32.93 34.84 37.51 40.51 11.0% 2,643.6 ___2,750.6 2,870.1 25.62 27.53 29.66 31.52 33.86 36.48
(1) 2004 actual results shown.
(2) Projections provided by Company management and approved by the Board of Directors on December 9, 2004, adjusted to take into account 2004 actual results. Present values calculated as of December 31, 2004, assuming mid-year issuance of future debt.
(3) 2004 EBITDA adjusted for other expenses, except cost related to proposed transaction.
(4) 2005 cash tax on gain from debt prepayment and 2005 changes in working capital adjusted for 2004 actual results.
(5) Projected future income taxes adjusted for 2004 actual results.
(6) Based on 56.1 million fully-diluted shares outstanding. US$ value per diluted share converted at an exchange rate of 1.230 C$/US$ on February 17, 2005.

Valuation Analysis

LBO Summary – Management Case @ C$46.00 Offer Price

Maximum Leverage @ 6.25x Total Debt / 2004A EBITDA

Sources of Funds

	PF Multiple	Amount	% of Total
Excess Cash		$37	1.3%
Option Proceeds		30	1.1%
Proceeds from sale of redundant land		5	0.2%
Subtotal Cash / Option Proceeds		73	2.5%
Revolver	0.00x	0	0.0%
Bank Term Loan @ 2.8%	3.00x	905	31.7%
Senior Subordinated Debt @ 9.3%	3.25x	981	34.4%
Subtotal Debt	6.25x [5]	1,886	66.1%
Rollover Equity		0	0.0%
Sponsor Equity		894	31.3%
Subtotal Equity		894	31.3%
Total Sources		$2,853	100.0%

Uses of Funds

	Amount	% of Total
Purchase Common Equity	$2,134	74.8%
Rollover Equity	0	0.0%
Refinance Debt	637	22.3%
Transaction Fees	8	0.3%
Tax Liability on Gain from Debt Repayment	17	0.6%
Financing Fees	56	2.0%
Total Uses	$2,853	100.0%

Pro Forma Credit Statistics

	PF 2004	2005	2006
Total Debt / EBITDA	6.3x	5.6x	5.2x
Senior Bank Debt / EBITDA	3.0x	2.3x	1.9x
EBITDA / Total Interest	2.0x	2.1x	2.2x
(EBITDA - Capex) / Total Interest	1.6x	1.7x	1.7x
Bank Debt Paydown in Year 5 (2009):			63.2%

Combined Purchase Price and Valuation

	Transaction Value	
	C$	US$
Offer Price	$46.00	$37.40
Current Share Price	39.89	$32.42
Offer Premium	15.3%	15.4%
Equity Offer Value [1]	$2,625	$2,134
Plus: Total Debt	784	637
Plus: Securitized Receivables	123	100
Plus: Non-Controlling Interest	109	88
Less: Cash	(106)	(86)
Less: Proceeds from sale of Ukiah	(6)	(5)
Less: Option Proceeds	(37)	(30)
Transaction Value	$3,491	$2,838

Implied Multiples	Financials (US$) [2]	Multiple
EV / 2004A EBITDA	$284	10.0x
EV / 2005E EBITDA	332	8.5x
Price / FY 2004A EPS	$2.32	16.1x
Price / FY 2005E EPS	2.70	13.8x
Price / FY 2006E EPS	2.89	13.0x

Equity Returns [3] - EBITDA Multiple Exit

EBITDA	IRR Exit in FY:		
Multiple	2007	2008	2009
7.0x	(3.6%)	4.6%	9.6%
8.0x	9.7%	13.4%	15.9%
9.0x	20.2%	20.6%	21.1%

Equity Returns [3] - Adjusted Forward Earnings Multiple Exit

Adj. Forward	IRR Exit in FY:		
P/E [4]	2007	2008	2009
11.0x	2.8%	9.1%	10.9%
13.0x	13.4%	16.3%	16.1%
15.0x	22.3%	22.4%	20.5%

(1) *Equity offer value assumes 57.1 million fully-diluted shares outstanding, with option proceeds of US$30 million treated as a source of funds.*
(2) *Projections provided by Company management and approved by the Board of Directors on December 9, 2004. EPS estimates adjusted using treasury stock method at current share price. 2004 EBITDA adjusted for other expenses, except cost related to proposed transaction.*
(3) *Sponsor equity returns are adjusted for exercise of management options to acquire an 8% stake at initial cost upon exit.*
(4) *Implied P/E for 1 year forward earnings assuming a normalized Debt/LTM EBITDA of 2.0x.*
(5) *Leverage based on pro forma 2004 EBITDA adjusted to include full-year impact of acquisitions.*

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Valuation Analysis

LBO Summary – Management Case @ C$37.00 Offer Price

Maximum Leverage @ 6.25x Total Debt / 2004A EBITDA

Sources of Funds

	PF Multiple	Amount	% of Total
Excess Cash		$37	1.5%
Option Proceeds		30	1.2%
Proceeds from sale of redundant land		5	0.2%
Subtotal Cash / Option Proceeds		73	3.0%
Revolver	0.00x	0	0.0%
Bank Term Loan @ 2.8%	3.00x	905	37.2%
Senior Subordinated Debt @ 9.3%	3.25x	981	40.3%
Subtotal Debt	6.25x [5]	1,886	77.4%
Rollover Equity		0	0.0%
Sponsor Equity		477	19.6%
Subtotal Equity		477	19.6%
Total Sources		$2,436	100.0%

Uses of Funds

	Amount	% of Total
Purchase Common Equity	$1,717	70.5%
Rollover Equity	0	0.0%
Refinance Debt	637	26.2%
Transaction Fees	8	0.3%
Tax Liability on Gain from Debt Repayment	17	0.7%
Financing Fees	56	2.3%
Total Uses	$2,436	100.0%

Pro Forma Credit Statistics

	PF 2004	2005	2006
Total Debt / EBITDA	6.3x	5.6x	5.2x
Senior Bank Debt / EBITDA	3.0x	2.3x	1.9x
EBITDA / Total Interest	2.0x	2.1x	2.2x
(EBITDA - Capex) / Total Interest	1.6x	1.7x	1.7x
Bank Debt Paydown in Year 5 (2009):			63.2%

Combined Purchase Price and Valuation

	Transaction Value	
	C$	US$
Offer Price	$37.00	$30.08
Current Share Price	39.89	$32.42
Offer Premium	(7.2%)	(7.2%)
Equity Offer Value [1]	$2,112	$1,717
Plus: Total Debt	784	637
Plus: Securitized Receivables	123	100
Plus: Non-Controlling Interest	109	88
Less: Cash	(106)	(86)
Less: Proceeds from sale of Ukiah	(6)	(5)
Less: Option Proceeds	(37)	(30)
Transaction Value	$2,978	$2,421

Implied Multiples	Financials (US$) [2]	Multiple
EV / 2004A EBITDA	$284	8.5x
EV / 2005E EBITDA	332	7.3x
Price / FY 2004A EPS	$2.32	12.9x
Price / FY 2005E EPS	2.70	11.1x
Price / FY 2006E EPS	2.89	10.4x

Equity Returns [3] - EBITDA Multiple Exit

EBITDA Multiple	IRR Exit in FY: 2007	2008	2009
7.0x	17.6%	21.4%	23.7%
8.0x	34.0%	32.0%	31.0%
9.0x	47.2%	40.5%	36.9%

Equity Returns [3] - Adjusted Forward Earnings Multiple Exit

Adj. Forward P/E [4]	IRR Exit in FY: 2007	2008	2009
11.0x	25.3%	26.8%	25.2%
13.0x	38.6%	35.4%	31.2%
15.0x	49.8%	42.6%	36.3%

(1) *Equity offer value assumes 57.1 million fully-diluted shares outstanding, with option proceeds of US$30 million treated as a source of funds.*
(2) *Projections provided by Company management and approved by the Board of Directors on December 9, 2004. EPS estimates adjusted using treasury stock method at current share price. 2004 EBITDA adjusted for other expenses, except cost related to proposed transaction.*
(3) *Sponsor equity returns are adjusted for exercise of management options to acquire an 8% stake at initial cost upon exit.*
(4) *Implied P/E for 1 year forward earnings assuming a normalized Debt/LTM EBITDA of 2.0x.*
(5) *Leverage based on pro forma 2004 EBITDA adjusted to include full-year impact of acquisitions.*

13